AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2006

                                                   REGISTRATION NO. 333-131262

                           --------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                         POST-EFFECTIVE AMENDMENT No. 1

                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                                         56-1643598
-----------------------------                          -------------------------
 (State or other jurisdiction                               I.R.S. Employer
       of incorporation)                                  Identification No.)

                  Wachovia Commercial Mortgage Securities, Inc.
                            301 South College Street
                      Charlotte, North Carolina 28288-0166
                                 (704) 374-6161
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                           --------------------------

                               Timothy F. Danello
               Senior Vice President and Assistant General Counsel
                              Wachovia Corporation
                            301 South College Street
                      Charlotte, North Carolina 28288-0630
                                 (704) 383-0517
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                 with a copy to:

                            Stuart N. Goldstein, Esq.
                        Cadwalader, Wickersham & Taft LLP
                               227 W. Trade Street
                                   Suite 2400
                         Charlotte, North Carolina 28202

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this Registration Statement, determined in light of market and other conditions.

                           --------------------------

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               INTRODUCTORY NOTE

   This post-effective amendment is being filed solely to add the following exhibits to the Registration Statement on Form S-3 (Registration No. 333-131262): (i) opinion of Dechert LLP with respect to legality (exhibit 5(b)), (ii) opinion of Dechert LLP with respect to certain tax matters (exhibit 8(b)), and (iii) consents of Dechert LLP (exhibit 23(b)).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the expenses and costs expected to be incurred in connection with the issuance and distribution of the Certificates being registered hereby.

Registration Fee.................................................   $  107,000*
Rating Agency Fees...............................................   $1,500,000*
Printing and Engraving Expenses..................................   $  200,000*
Accounting Fees and Expenses.....................................   $  150,000*
Legal Fees and Expenses..........................................   $  400,000*
Trustee Fees and Expenses........................................   $   30,000*
Miscellaneous....................................................   $  100,000*
Total............................................................   $2,487,000*

------------

* Based on the offering of a single series of Certificates in the amount of $1,000,000,000.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties under such Pooling and Servicing Agreements, or by reason of reckless disregard of such duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms of such Pooling and Servicing Agreements, or otherwise incidental to the performance of obligations and duties thereunder; and (ii) incurred in connection with any violation of any state or federal securities law.

   Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable in certain proceedings to the corporation or for improperly receiving personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation, by contract or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

   The Articles of Incorporation of the Registrant provide that the personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the NCBCA, as presently in effect or as amended. No amendment, modification or repeal of this provision of the Articles of Incorporation shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

   Wachovia Corporation maintains directors and officers liability insurance for the benefit of its subsidiaries. In general, the policy insures (i) the Registrant's directors and, in certain cases, its officers against loss by reason of any of their wrongful acts, and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and condition contained in the policy.

   In connection with an agreement between the Registrant and Juliana C. Johnson, an independent director of the Registrant, the Registrant has agreed to indemnify and hold harmless Ms. Johnson from any and all loss, claim, damage or cause of action, including reasonable attorneys' fees related thereto (collectively, "Claims"), incurred by Ms. Johnson in the performance of her duties as a director; provided, however, that Ms. Johnson shall not be so indemnified for such Claims if they arise from her own negligence or willful misconduct.

   Under agreements which may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of Certificates covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

------------

ITEM 16. EXHIBITS.

   EXHIBITS                                            DESCRIPTION OF DOCUMENT
-------------      ------------------------------------------------------------------------------------------
     1(a)          Form of Underwriting Agreement.*
     4(a)          Form of Pooling and Servicing Agreement.*
     4(b)          Form of Mortgage Loan Purchase Agreement.*
     5(a)          Opinion of Cadwalader, Wickersham & Taft LLP.*
     5(b)          Opinion of Dechert LLP with respect to legality.
     8(a)          Opinion of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5(a)).*
     8(b)          Opinion of Dechert LLP with respect to certain tax matters.
     23(a)         Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5(a) and
                      Exhibit 8(a)).*
     23(b)         Consents of Dechert LLP (included as part of Exhibits 5(b) and 8(b)).
     24(a)         Powers of Attorney.*

------------

*  Previously filed.



ITEM 17. UNDERTAKINGS

(A)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

            (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

            (B) paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

            (C) provided, further, however, that paragraphs (A)(1)(i) and
(A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
   (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
   (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

   The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(F)   The Registrant hereby undertakes that, except as otherwise provided by
      Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 4, 2006.

                                       WACHOVIA COMMERCIAL MORTGAGE
                                          SECURITIES, INC.

                                       By:  /s/ Wayne M. Fitzgerald, II
                                          --------------------------------------
                                          Wayne M. Fitzgerald, II
                                          Vice President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                           CAPACITY                    DATE

By:        *                       Chief Executive Officer        April 4, 2006
   ----------------------------    (President) and Director
   Thomas Wickwire

By:        *                       Managing Director and          April 4, 2006
   ----------------------------    Treasurer (Chief
   David L. Pitelka                Financial Officer and
                                   Chief Accounting Officer)

By:        *                       Managing Director and          April 4, 2006
   ----------------------------    Director
   William C. Green

By:        *                       Director                       April 4, 2006
   ----------------------------
   Juliana C. Johnson

By: /s/ Wayne M. Fitzgerald, II    Vice President(1)              April 4, 2006
   ----------------------------
   Wayne M. Fitzgerald, II

(1) Wayne M. Fitzgerald, II, by signing his name hereto, does sign this document on behalf of the persons indicated above with an asterisk pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                    EXHIBIT INDEX

Exhibit Number
--------------

      1(a)              Form of Underwriting Agreement.*

      4(a)              Form of Pooling and Servicing Agreement.*

      4(b)              Form of Mortgage Loan Purchase and Sale Agreement.*

      5(a) Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.*

      5(b)              Opinion of Dechert LLP with respect to legality.

      8(a) Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (to be included with Exhibit 5.1).*

      8(b) Opinion of Dechert LLP with respect to certain tax matters.

      23(a) Consent of Cadwalader, Wickersham & Taft LLP (to be included with Exhibit 5.1).*

      23(b)             Consents of Dechert LLP (to be included with Exhibits
                        5(b) and 8(b)).

      24(a)             Power of Attorney.*

------------------------
* Previously filed.


                                      -2-